UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50399

(Commission File Number)

86-1066675

(IRS Employer Identification No.)

One East Liberty Street, Sixth Floor, Suite 9, Reno, Nevada 89504

(Address of principal executive offices and Zip Code)

(775) 686-6081

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[-] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 17, 2007, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Royal Gold, Inc., (“Royal Gold”) a Delaware corporation and Royal Battle Mountain Inc. (“BMG Acquisition”), a direct wholly-owned subsidiary of Royal Gold.

Merger Agreement

Upon consummation of the merger, which has been approved by the board of directors of both our company and Royal Gold, we will become a wholly-owned subsidiary of Royal Gold. Under the Merger Agreement, Royal Gold will issue up to 1,634,410 of its shares of common stock as consideration for all of our issued and outstanding shares of common stock as at the effective time of the Merger. The consideration payable to our shareholders will depend on the average trading price of Royal Gold’s common stock preceding the closing, and ranges from 1,634,410 Royal Gold shares of common stock, if Royal Gold’s stock price is at $29.00 or below, to 1,570,507 Royal Gold shares of common stock, if the Royal Gold’s stock price is at $30.18 or above. A proportional adjustment will be made between these two trading prices. On a per share basis, Royal Gold will pay our shareholders between 0.0172 and 0.0179 shares of Royal Gold’s common stock. This consideration is also subject to a potential holdback of approximately 50,000 Royal Gold shares, or approximately 0.0006 Royal Gold shares on a per share basis, for contingent liabilities.

The merger is conditioned upon, among other things, approvals by our stockholders, no legal impediment to the merger, the absence of any material adverse effect on our company or Royal Gold, completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals. The Merger Agreement contains certain termination rights for both our company and Royal Gold, and further provides that, upon termination of the Merger Agreement under specified circumstances, either company may be required to pay the other company certain termination fees.

A copy of the Merger Agreement is included herein as Exhibit 2.1, is incorporated herein by reference.

NOTE: In connection with the proposed merger, Royal Gold intends to file a registration statement on Form S-4, including a prospectus/proxy statement or information statement of Royal Gold and Battle Mountain, as well as other materials with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the registration statement, including the prospectus/proxy statement or information statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration statement and the prospectus/proxy statement or information statement, when they become available, as well as other filings containing information about Royal Gold and Battle Mountain, without charge, at the SEC's Web site (www.sec.gov). Copies of Battle Mountain's filings may also be obtained without charge from Battle Mountain at its web site (www.bmegold.com) or by directing a request to Battle Mountain Gold Exploration Corp., One East Liberty Street, Sixth Floor, Suite 9, Reno, Nevada 89504.

Battle Mountain and its respective directors and executive officers currently anticipate receiving shareholder approval by written consent in respect of the merger transaction. Information regarding Battle Mountain's directors and executive officers is available in Battle Mountain's Annual Report on Form 10-KSB filed with the SEC on April 13, 2007. Additional information regarding the interests of such potential participants will be included in the registration statement and proxy statement or information statement, and the other relevant documents filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

2.1           Agreement and Plan of Merger dated as of April 17, 2007 by and among Battle Mountain Gold Exploration Corp., Royal Gold, Inc. and Royal Battle Mountain Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By: /s/ David Atkinson

David Atkinson

Chief Financial Officer and Director

Date: April 19, 2007

CW1163415.1